                                                                   EXHIBIT 10.7

                                                                 CONFORMED COPY






                                  $250,000,000


                                CREDIT AGREEMENT

                                   dated as of

                                December 22, 1993

                                 and amended and
                                 restated as of

                                  May 10, 1996


                                      among


                                 Allergan, Inc.,
                            as Borrower and Guarantor

                            The Eligible Subsidiaries
                               Referred to Herein,
                                  as Borrowers


                             The Banks Party Hereto


                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                                       and

                                 Bank of America
                     National Trust and Savings Association,
                                   as Co-Agent

                               TABLE OF CONTENTS*

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                               ARTICLE I
                              DEFINITIONS

SECTION 1.01.  Definitions................................................    1
SECTION 1.02.  Accounting Terms and
               Determinations.............................................   16
SECTION 1.03.  Types of Borrowings........................................   16
SECTION 1.04.  Basis for Ratings..........................................   17

                            ARTICLE II
                            THE CREDITS

SECTION 2.01.  Commitments to Lend........................................   17
SECTION 2.02.  Notice of Committed Borrowings.............................   17
SECTION 2.03.  Money Market Borrowings....................................   18
SECTION 2.04.  Notice to Banks; Funding of Loans..........................   22
SECTION 2.05.  Notes......................................................   23
SECTION 2.06.  Maturity of Loans..........................................   24
SECTION 2.07.  Interest Rates.............................................   24
SECTION 2.08.  Facility Fees..............................................   28
SECTION 2.09.  Method of Electing Types of
               Interest Rates and Interest Periods
               for Dollar-Denominated Loans...............................   29
SECTION 2.10.  Method of Electing Interest Periods
               for Alternative Currency Loans;
               Required Prepayments.......................................   31
SECTION 2.11.  Termination or Reduction of
               Commitments................................................   32
SECTION 2.12.  Optional Prepayments.......................................   32
SECTION 2.13.  General Provisions as to Payments..........................   33
SECTION 2.14.  Funding Losses.............................................   34
SECTION 2.15.  Computation of Interest and Fees...........................   35
SECTION 2.16.  Judgment Currency..........................................   35

                              ARTICLE III
                              CONDITIONS

SECTION 3.01.  Effectiveness..............................................   36
SECTION 3.02.  Borrowings.................................................   36
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* The Table of Contents is not a part of this Agreement.


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SECTION 3.03.  First Borrowing by Each Eligible
               Subsidiary.................................................   37

                              ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power..............................   38
SECTION 4.02.  Corporate and Governmental
               Authorization; No Contravention............................   38
SECTION 4.03.  Binding Effect.............................................   38
SECTION 4.04.  Financial Information......................................   38
SECTION 4.05.  Litigation.................................................   39
SECTION 4.06.  Compliance with ERISA......................................   39
SECTION 4.07.  Environmental Matters......................................   39
SECTION 4.08.  Taxes......................................................   40
SECTION 4.09.  Not an Investment Company..................................   40
SECTION 4.10.  Full Disclosure............................................   40
SECTION 4.11.  Subsidiaries...............................................   41
SECTION 4.12.  Good Title to Properties...................................   41
SECTION 4.13.  Trademarks, Patents, etc...................................   41

                               ARTICLE V
                               COVENANTS

SECTION 5.01.  Information................................................   41
SECTION 5.02.  Payment of Obligations.....................................   44
SECTION 5.03.  Maintenance of Property; Insurance.........................   44
SECTION 5.04.  Conduct of Business and Maintenance
               of Existence...............................................   45
SECTION 5.05.  Compliance with Laws.......................................   45
SECTION 5.06.  Inspection of Property, Books and
               Records....................................................   45
SECTION 5.07.  Subsidiary Debt............................................   46
SECTION 5.08.  Debt to Capitalization.....................................   46
SECTION 5.09.  Minimum Consolidated Net Worth.............................   46
SECTION 5.10.  Negative Pledge............................................   46
SECTION 5.11.  Consolidations, Mergers and Sales
               of Assets..................................................   48
SECTION 5.12.  Use of Proceeds............................................   48
SECTION 5.13.  Transactions with Affiliates...............................   48

                              ARTICLE VI
                               DEFAULTS

SECTION 6.01.  Events of Default..........................................   48
SECTION 6.02.  Notice of Default..........................................   51
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                              ARTICLE VII
                               THE AGENT


SECTION 7.01.  Appointment and Authorization..............................   51
SECTION 7.02.  Agent and Affiliates.......................................   51
SECTION 7.03.  Action by Agent............................................   52
SECTION 7.04.  Consultation with Experts..................................   52
SECTION 7.05.  Liability of Agent.........................................   52
SECTION 7.06.  Indemnification............................................   52
SECTION 7.07.  Credit Decision............................................   53
SECTION 7.08.  Successor Agent............................................   53
SECTION 7.09.  Agent's Fee................................................   53
SECTION 7.10.  Co-Agent...................................................   53

                             ARTICLE VIII
                        CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate
               Inadequate or Unfair.......................................   54
SECTION 8.02.  Illegality.................................................   54
SECTION 8.03.  Increased Cost and Reduced Return..........................   55
SECTION 8.04.  Taxes......................................................   57
SECTION 8.05.  Base Rate Loans Substituted for
               Affected Fixed Rate Loans..................................   61
SECTION 8.06.  Substitution of Bank.......................................   62

                              ARTICLE IX
                    REPRESENTATIONS AND WARRANTIES
                       OF ELIGIBLE SUBSIDIARIES

SECTION 9.01.  Corporate Existence and Power..............................   62
SECTION 9.02.  Corporate and Governmental
               Authorization; No Contravention............................   63
SECTION 9.03.  Binding Effect.............................................   63
SECTION 9.04.  Taxes......................................................   63

                               ARTICLE X
                               GUARANTY

SECTION 10.01.  The Guaranty..............................................   63
SECTION 10.02.  Guaranty Unconditional....................................   64
SECTION 10.03.  Discharge Only Upon Payment In
                Full; Reinstatement In Certain
                Circumstances.............................................   65
SECTION 10.04.  Waiver by the Company.....................................   65
SECTION 10.05.  Subrogation...............................................   65
SECTION 10.06.  Stay of Acceleration......................................   65
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                              ARTICLE XI
                             MISCELLANEOUS

SECTION 11.01.  Notices...................................................   66
SECTION 11.02.  No Waivers................................................   66
SECTION 11.03.  Expenses; Indemnification.................................   67
SECTION 11.04.  Sharing of Set-Offs.......................................   67
SECTION 11.05.  Amendments and Waivers....................................   68
SECTION 11.06.  Successors and Assigns....................................   68
SECTION 11.07.  Collateral................................................   70
SECTION 11.08.  Governing Law; Submission to
                Jurisdiction..............................................   70
SECTION 11.09.  Counterparts; Integration.................................   71
SECTION 11.10.  WAIVER OF JURY TRIAL......................................   71
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                                       iv
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Commitment Schedule

Exhibit A - Note
Exhibit B - Money Market Quote Request
Exhibit C - Invitation for Money Market Quotes
Exhibit D - Money Market Quote
Exhibit E - Opinion of General Counsel for the Company
Exhibit F - Opinion of Special Counsel to the Agent
Exhibit G - Form of Election to Participate
Exhibit H - Form of Election to Terminate
Exhibit I - Assignment and Assumption Agreement
Exhibit J - Intellectual Property
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                                        v

                                CREDIT AGREEMENT

                  AGREEMENT dated as of May 10, 1996 among ALLERGAN, INC., the ELIGIBLE SUBSIDIARIES referred to herein, the BANKS party hereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Co-Agent and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                  WHEREAS the parties hereto are parties to a Credit Agreement dated as of December 22, 1993, as heretofore amended, and wish, upon satisfaction of the conditions set forth in Section 3.01 hereof, to amend and restate such Credit Agreement as set forth herein (such amendment and restatement being called this "Amendment"; and such Credit Agreement, as in effect from time to time prior to the Effective Date, as amended and restated by this Amendment as of the Effective Date and as it may be further amended from time to time thereafter being called the "Agreement");

                  NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

                  "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

                  "Adjusted CD Rate" has the meaning set forth in Section
2.07(b).

                  "Adjusted Consolidated Net Worth" means at any date Consolidated Net Worth less (to the extent reflected in the determination thereof) all investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries.

                  "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

                  "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent, duly completed by such Bank and submitted to the Agent (with a copy to the Company).

                  "Affiliate" means (i) any Person (other than the Company and its Subsidiaries) directly or indirectly controlling, controlled by, or under common control with the Company or (ii) any Person (other than the Company and its Subsidiaries) that owns or controls 20% or more of any class of equity securities of the Company or any of its Subsidiaries or Affiliates. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

                  "Agreement" has the meaning set forth in the WHEREAS clause hereof.

                  "Alternative Currencies" means Canadian dollars, French francs, Japanese yen, British pounds sterling, Italian lira, German deutsche marks and Irish pounds, provided that any other currency (except Dollars) shall also be an Alternative Currency if (i) the Company requests, by notice to the Agent, that such currency be included as an additional Alternative Currency for purposes of this Agreement, (ii) such currency is freely transferable and freely convertible into Dollars, (iii) deposits in such currency are customarily offered to banks in the London interbank market and (iv) each Bank either (x) approves the inclusion of such currency as an additional Alternative Currency for purposes hereof or (y) fails to notify the Agent that it objects to such inclusion within five Domestic Business Days after the Agent notifies it of the Company's request for such inclusion.

                  "Alternative Currency Loan" means a Committed Loan that is made in an Alternative Currency in accordance with the applicable Notice of Committed Borrowing.

                  "Amendment" has the meaning set forth in the WHEREAS clause hereof.

                  "Applicable Lending Office" means, with respect to any Bank,
(i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro- Currency Loans, its Euro-Currency Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

                  "Assessment Rate" has the meaning set forth in Section
2.07(b).

                  "Assignee" has the meaning set forth in Section 11.06(c).

                  "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 11.06(c), and their respective successors, provided that for purposes of any determination made with respect to Citicorp USA, Inc. under Section 8.01(b), 8.02 or 8.03, the term "Bank" shall be deemed to include Citibank, N.A.

                  "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                  "Base Rate Loan" means (i) a Committed Loan that is outstanding as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or an applicable Notice of Interest Rate Election or pursuant to Article VIII or the last sentence of Section 2.09(a) or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

                  "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

                  "Borrowing" has the meaning set forth in Section 1.03.

                  "CD Base Rate" has the meaning set forth in Section 2.07(b).

                  "CD Loan" means (i) a Committed Loan that is outstanding as a CD Loan in accordance with the applicable Notice of Committed Borrowing or an applicable Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

                  "CD Margin" has the meaning set forth in Section 2.07(b).

                  "CD Reference Banks" means Bank of America National Trust and Savings Association, Citibank, N.A. and Morgan Guaranty Trust Company of New York.

                  "Co-Agent" means Bank of America National Trust and Savings Association, in its capacity as the Co-Agent hereunder.

                  "Commitment" means (i) with respect to any Bank listed on the Commitment Schedule attached hereto, the amount set forth opposite its name on such Commitment Schedule as its Commitment or (ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 11.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.11 or changed as a result of an assignment pursuant to Section 11.06(c).

                  "Committed Loan" means a loan made by a Bank pursuant to
Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

                  "Company" means Allergan, Inc., a Delaware corporation, and its successors.

                  "Consolidated Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                  "Consolidated Net Income" means consolidated net income of the Company and its Consolidated Subsidiaries.

                  "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries determined as of such date less (to the extent reflected in determining such consolidated stockholders' equity) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1995 in the book value of any asset owned by the Company or a Consolidated Subsidiary.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Dollar Amount" means:

                  (i) with respect to any Dollar-Denominated Loan at any time, the principal amount thereof then outstanding; and

                  (ii) with respect to any Alternative Currency Loan at any time during any Interest Period applicable thereto, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars at the Agent's spot buying rate for Dollars against such Alternative Currency as of approximately 11:00 A.M. (London time) three Euro-Currency Business Days before the first day of such Interest Period.

If an Alternative Currency Loan is not paid when due, the Dollar Amount thereof shall be recalculated as contemplated by clause (ii) above on the due date thereof and at three-month intervals thereafter until such Loan is paid in full.

                  "Dollar-Denominated Loan" means a Loan that is made in Dollars in accordance with the applicable Notice of Borrowing.

                  "Dollars" and the sign "$" mean lawful money of the United States.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                  "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                  "Domestic Loans" means CD Loans or Base Rate Loans or both.

                  "Domestic Reserve Percentage" has the meaning set forth in
Section 2.07(b).

                  "Effective Date" means the date on which the Agent shall have received all the payments and documents specified in or pursuant to Section 3.01.

                  "Election to Participate" means an Election to Participate substantially in the form of Exhibit G hereto.

                  "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit H hereto.

                  "Eligible Subsidiary" means any wholly owned Consolidated Subsidiary as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Subsidiary and the Company in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "Euro-Currency Business Day" means a Euro-Dollar Business Day, unless such term is used in connection with an Alternative Currency Borrowing or Alternative Currency Loan for which funds are to be paid or made available in such Alternative Currency on such day, in which case such day shall not be a Euro-Currency Business Day unless commercial banks are open for domestic and international business (including dealings in deposits in such Alternative Currency) in both London and the place where such funds are to be paid or made available.

                  "Euro-Currency Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Currency Lending Office by notice to the Company and the Agent.

                  "Euro-Currency Loan" means a Euro-Dollar Loan or an Alternative Currency Loan.

                  "Euro-Currency Margin" has the meaning set forth in Section 2.07(c).

                  "Euro-Currency Reference Banks" means the principal London offices of Bank of America National Trust and Savings Association, Citibank, N.A. and Morgan Guaranty Trust Company of New York.

                  "Euro-Currency Reserve Percentage" has the meaning set forth in Section 2.07(c).

                  "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

                  "Euro-Dollar Loan" means (i) a Committed Loan that is outstanding as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing or an applicable Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Facility Fee Rate" has the meaning set forth in Section 2.08(a).

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

                  "Fixed Rate Loans" means CD Loans or Euro-Currency Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

                  "Group of Loans" means at any time a group of Loans consisting of (i) all Committed Loans to the same Borrower which are Base Rate Loans at such time, (ii) all Euro-Currency Loans to the same Borrower which are in the same currency and have the same Interest Period at such time or (iii) all CD Loans to the same Borrower which have the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.04, such Loan shall be included in the same Group or Groups of

Loans from time to time as it would have been in if it had not been so converted or made.

                  "Governmental Authority" means any federal, state, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means the Company in its capacity as guarantor of the obligations of the Eligible Subsidiaries pursuant to the provisions of
Article X.

                  "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

                  "Indemnitee" has the meaning set forth in Section 11.03(b).

                  "Interest Period" means: (1) with respect to each Euro-Currency Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Company may elect in the applicable notice; provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Currency Business Day for the relevant currency shall be extended to the next succeeding Euro-Currency Business Day for such currency unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day for such currency;

                  (b) any Interest Period which begins on the last Euro-Currency Business Day for the relevant currency in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day for the relevant currency in a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date (or, if the Termination Date is not a Euro-Currency Business Day for the relevant currency, the next preceding Euro-Currency Business Day for such currency).

                  (2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Company may elect in the applicable notice; provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  (3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending a minimum of one month thereafter, as the Company may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar

         Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         (4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 15 days) as the Company may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Irish Affiliate Cash" means an amount equal to 70% of the cash and cash equivalents denominated in Dollars or in any currency which is readily exchangeable into Dollars and which is not, at such time, subject to any form of exchange control regulation, and which are payable by their terms at an address within the United States and by a United States resident or other person having an address within the United States, such amount of cash and cash equivalents not to exceed $150,000,000 and such cash and cash equivalents to be owned by Allergan Pharmaceuticals (Ireland) Ltd., a subsidiary of Allergan Holdings, Inc., a Delaware corporation.

                  "Level I Pricing" applies at any date if, at such date, the Company's outstanding senior unsecured long-term debt securities are rated AA-or higher by S&P and Aa3 or higher by Moody's.

                  "Level II Pricing" applies at any date if, at such date, (i) the Company's outstanding senior unsecured long-term debt securities are rated A or higher by S&P and A2 or higher by Moody's and (ii) Level I Pricing does not apply.

                  "Level III Pricing" applies at any date if, at such date, (i) the Company's outstanding senior unsecured long-term debt securities are rated BBB+ or higher by S&P and Baa1 or higher by Moody's and (ii) neither Level I Pricing nor Level II Pricing applies.

                  "Level IV Pricing" applies at any date if, at such date, (i) the Company's outstanding senior unsecured long-term debt securities are rated BBB or higher by S&P and Baa2 or higher by Moody's and (ii) none of Level I Pricing, Level II Pricing or Level III Pricing applies.

                  "Level V Pricing" applies at any date if, at such date, no other Pricing Level applies.

                  "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Domestic Loan or a Euro-Currency Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Currency Loans or Money Market Loans or any combination of the foregoing.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

                  "Margin Stock" has the meaning set forth in Regulations U and G of the Board of Governors of the Federal Reserve System.

                  "Material Debt" means Debt (other than the Notes) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $10,000,000.

                  "Materially Adverse Effect" means any materially adverse change in the business, operations, condition (financial or otherwise) or assets of the Company and its Subsidiaries taken as a whole.

                  "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

                  "Money Market Absolute Rate" has the meaning set forth in
Section 2.03(d).

                  "Money Market Absolute Rate Loan" means a loan made by a Bank pursuant to an Absolute Rate Auction.

                  "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                  "Money Market LIBOR Loan" means a loan made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

                  "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

                  "Money Market Margin" has the meaning set forth in Section 2.03(d).

                  "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

                  "Moody's" means Moody's Investors Services, Inc.

                  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section

4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

                  "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

                  "Notice of Interest Rate Election" means a notice by the Company electing a type of interest rate and/or the duration of an Interest Period as provided in Section 2.09(a) or 2.10.

                  "Parent" means, with respect to any Bank, any Person controlling such Bank.

                  "Participant" has the meaning set forth in Section 11.06(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Pricing Level" refers to Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing and/or Level V Pricing.

                  "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

                  "Quarterly Payment Date" means each March 15, June 15, September 15 and December 15.

                  "Reference Banks" means the CD Reference Banks or the Euro-Currency Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

                  "Required Banks" means at any time Banks having at least 66% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66% of the aggregate unpaid Dollar Amount of the Loans.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "S&P" means Standard & Poor's Ratings Services.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Termination Date" means May 10, 2001 or, if such day is not a Domestic Business Day, the next succeeding Domestic Business Day.

                  "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "United States" means the United States of America, including the States thereof and the District of Columbia, but excluding its territories and possessions.

                  "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

                  SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans by one or more Banks to be made to a single Borrower pursuant to Article II on a single date, all of which Loans (i) are made in the same currency, (ii) in the case of Loans denominated in Dollars, are of the same type (subject to Article VIII) and (iii) except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the currency and/or pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the

Bank participants are determined on the basis of their bids in accordance therewith).

                  SECTION 1.04. Basis for Ratings. The credit ratings to be utilized in the determination of a Pricing Level are the ratings assigned to unsecured obligations of the Company without third party credit support. Such ratings may be pending or implied ratings assigned by the relevant rating agencies if ratings for outstanding obligations of the foregoing type are not available. Ratings assigned to any obligation which is secured or which has the benefit of third party credit support shall be disregarded.


                                      ARTICLE II
                                      THE CREDITS

                  SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company or any Eligible Subsidiary pursuant to this Section from time to time prior to the Termination Date in amounts such that the aggregate Dollar Amount of Committed Loans by such Bank at any one time outstanding to all Borrowers shall not exceed the amount of its Commitment, provided that any Money Market Loan made by a Bank shall not reduce such Bank's Commitment with respect to its pro rata portion of any Loan which is not a Money Market Loan. Each Borrowing of Dollar- Denominated Loans under this Section shall be in an aggregate principal amount of at least $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c)). Each Borrowing in an Alternative Currency shall be in an aggregate Dollar Amount of at least $10,000,000. Each Borrowing under this Section, in any currency, shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time prior to the Termination Date under this Section.

                  SECTION 2.02. Notice of Committed Borrowings. The Company shall give the Agent notice (a "Notice of Committed Borrowing") not later than 11:00 A.M. (New York City time) on (i) the date of each Base Rate Borrowing,
(ii) the second Domestic Business Day before each CD Borrowing, (iii) the third Euro-Dollar Business Day before each Euro- Dollar Borrowing and (iv) the fourth Euro-Currency Business Day before each Alternative Currency Borrowing, specifying:

                  (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Currency Business Day for the relevant currency in the case of a Euro-Currency Borrowing;

                  (b) the currency and aggregate amount (in such currency) of such Borrowing;

                  (c) if such Borrowing is comprised of Dollar-Denominated Loans, whether such Loans are to be CD Loans, Base Rate Loans or Euro-Dollar Loans; and

                  (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  SECTION 2.03.  Money Market Borrowings.

                  (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Company may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to any of the Borrowers. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                  (b) Money Market Quote Request. When the Company wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                           (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction;

                      (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000;

                     (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

                      (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Company may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote Request.

                  (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Company to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                  (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its office in New York City referred to in Section 11.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:45 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Company of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction, or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                  (A)  the proposed date of Borrowing,

                  (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted, and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                  (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                  (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                  (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  (iii)  Any Money Market Quote shall be disregarded if it:

                  (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection
         (d)(ii);

                  (B)  contains qualifying, conditional or  similar language;

                  (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                  (D) arrives after the time set forth in subsection (d)(i).

                  (e) Notice to Borrower. The Agent shall promptly notify the Company of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Company shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                  (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Company shall notify the Agent of the acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Money Market Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

             (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

            (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

             (iv) the Company may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  SECTION 2.04.  Notice to Banks; Funding of Loans.

                  (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof (including the name of the Borrower) and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by such Borrower.

                  (b) On the date of each Borrowing, each Bank participating therein shall:

                  (i) if such Borrowing is to be made in Dollars, make available its share of such Borrowing in Dollars, not later than 12:00 Noon (New York City time), in Federal or other funds immediately available in New York City, to the Agent at its address in New York City referred to in
         Section 11.01; or

                  (ii) if such Borrowing is to be made in an Alternative Currency, make available its share of such Borrowing in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative

         Currency) to the account of the Agent at such time and place as shall have been notified by the Agent to the Banks by not less than four Domestic Business Days' notice.

Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the relevant Borrower at the aforesaid address or place.

                  (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and
(ii) in the case of such Bank, the Federal Funds Rate (if such Borrowing is in Dollars) or the applicable Adjusted London Interbank Offered Rate (if such Borrowing is in an Alternative Currency). If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                  SECTION 2.05. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

                  (b) Each Bank may, by notice to a Borrower and the Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

                  (c) Upon receipt of Notes from any Borrower pursuant to
Section 3.01(b) or 3.03(b), the Agent shall forward such Notes to the Banks. Each Bank shall record the date, currency, amount (in such currency), type and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of any of its Notes, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to the relevant Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Note of such Borrower and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                  SECTION 2.06. Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date (or, if the Termination Date is not a Euro-Currency Business Day for the relevant currency, the next preceding Euro-Currency Business Day for such currency).

                  (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                  SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due or is converted to a different type of Loan, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a different type of Loan, on the date such principal amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

                  (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan immediately before it became overdue and (ii) the Base Rate for such day.

                  "CD Margin" means (i) 0.265% for any day on which Level I Pricing applies, (ii) 0.275% for any day on which Level II Pricing applies,
(iii) 0.325% for any day on which Level III Pricing applies, (iv) 0.350% for any day on which Level IV Pricing applies and (v) 0.4375% for any day on which Level V Pricing applies.

                  The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                                 [  CDBR    ]*
                            ACDR        =        [----------]  + AR
                                                 [1.00 - DRP]

                            ACDR        =        Adjusted CD Rate
                            CDBR        =        CD Base Rate
                             DRP        =        Domestic Reserve Percentage
                              AR        =        Assessment Rate

- ---------------
                  * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%.

                  The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

                  "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

                  "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

                  (c) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

                  "Euro-Currency Margin" means (i) 0.140% for any day on which Level I Pricing applies, (ii) 0.150% for any day on which Level II Pricing applies, (iii) 0.200% for any day on which Level III Pricing applies, (iv) 0.225% for any day on which Level IV Pricing applies and (v) 0.3125% for any day on which Level V Pricing applies

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Currency Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in the relevant currency are offered to each of the Euro-Currency Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Currency Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Currency Loan of such Euro-Currency Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Euro-Currency Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Currency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Currency Reserve Percentage.

          (d) Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Euro-Currency Margin plus the higher of (i) the Adjusted London Interbank Offered Rate applicable to such Loan immediately before it became overdue and (ii) the quotient obtained (rounded upward if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in the relevant currency in an amount approximately equal to such overdue payment due to each of the Euro-Currency Reference Banks are offered to such Euro-Currency Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Currency Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

          (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

                  (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Company and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

                  SECTION 2.08. Facility Fees. The Company shall pay to the Agent, for the account of the Banks ratably in proportion to their Commitments, a facility fee calculated for each day at the Facility Fee Rate for such day. Such facility fee shall accrue (i) for each day from and including the Effective Date to but excluding the Termination Date (or earlier date on which the Commitments terminate in their entirety), on the aggregate amount of the Commitments (whether used or unused) in effect on such day and (ii) for each day from and including the date on which the Commitments terminate in their entirety to but excluding the date on which the Loans shall be repaid in their entirety, on the aggregate Dollar Amount of the Loans outstanding on such day. Such fees shall be payable quarterly in arrears on each Quarterly Payment Date, and on the date on which the Commitments terminate in their entirety (and, if later, the date on which the Loans shall be repaid in their entirety).

                  "Facility Fee Rate" means (i) 0.060% per annum for any day on which Level I Pricing applies, (ii) 0.075% per annum for any day on which Level II Pricing applies, (iii) 0.100% per annum for any day on which Level III Pricing applies, (iv) 0.125% per annum for any day on which Level IV Pricing applies and (v) 0.1875% per annum for any day on which Level V Pricing applies.

                  SECTION 2.09. Method of Electing Types of Interest Rates and Interest Periods for Dollar-Denominated Loans. (a) The Loans included in each Committed Dollar-Denominated Borrowing shall bear interest initially at the type of interest rate specified by the Company in the applicable Notice of Borrowing. Thereafter, the Company may from time to time elect to change or continue the type of interest rate borne by each Group of Dollar-Denominated Loans (subject to the provisions of Article VIII), as follows:

                  (i) if such Loans are Base Rate Loans, the Company may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                  (ii) if such Loans are CD Loans, the Company may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion on any day other than the last day of the then current Interest Period applicable to such CD Loans;

                  (iii) if such Loans are Euro-Dollar Loans, the Company may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion on any day other than the last day of the then current Interest Period applicable to such Euro-Dollar Loans.

Each such election shall be made by delivering a notice to the Agent not later than 10:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans to Domestic Loans of the other type or continued as CD Loans of the same type for an additional Interest Period, in which case such notice shall be delivered to the Agent at least three Domestic Business Days before such conversion or continuation is to be effective). Such notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the Dollar Amount of the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000. If no such notice is timely received prior to the end of an Interest Period, the Company shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans.

                  (b) Each Notice of Interest Rate Election delivered pursuant to subsection (a) above shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                 (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

                 (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

                  (c) Upon receipt of a Notice of Interest Rate Election from the Company pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Company.

                  SECTION 2.10. Method of Electing Interest Periods for Alternative Currency Loans; Required Prepayments. (a) The initial Interest Period for each Group of Alternative Currency Loans shall be specified by the Company in the applicable Notice of Borrowing. The Company may specify the duration of each subsequent Interest Period applicable to such Group of Loans by delivering to the Agent, not later that 10:00 A.M. (New York City time) on the third Euro-Currency Business Day before the end of the immediately preceding Interest Period, a notice specifying the Group of Loans (or portion thereof) to which such notice applies and the duration of such subsequent Interest Period (which shall comply with the provisions of the definition of Interest Period). If no such Notice of Interest Rate Election is timely received by the Agent before the end of any applicable Interest Period, the Company shall be deemed to have elected that the subsequent Interest Period for such Group of Loans shall have a duration of one month (subject to the provisions of the definition of Interest Period).

                  (b) Three Euro-Currency Business Days before the end of each Interest Period applicable to any Group of Alternative Currency Loans, the Agent shall notify the Company as to the Agent's spot buying rate for Dollars against the relevant Alternative Currency as of approximately 9:00 A.M. (New York City time) on such day and the aggregate Dollar Amount of such Group of Loans as recalculated on the basis of such spot buying rate. On the last day of such Interest Period the relevant Borrower shall prepay such Group of Loans ratably to the extent (if any) required so that, at the beginning of the next Interest Period applicable thereto (and giving effect to such recalculation of the Dollar Amount thereof), (i) the aggregate Dollar Amount of Committed Loans by each Bank then outstanding to all Borrowers does not exceed the amount of such Bank's Commitment, (ii) the aggregate Dollar Amount of all Loans then outstanding to all Eligible Subsidiaries does not exceed $100,000,000 and (iii) the aggregate Dollar Amount of all Loans then outstanding to all Borrowers does not exceed the aggregate amount of the Commitments.

                  (c) If on or before the first day of any Interest Period applicable to any Group of Alternative Currency Loans, there shall occur any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Agent make it impracticable for such

Group of Loans to continue to be denominated in the relevant Alternative Currency, the Agent shall forthwith give notice thereof to the Company and the Banks, in which event the relevant Borrower shall repay such Group of Loans in full on the later of (i) the last day of the immediately preceding Interest Period or (ii) the third Euro-Currency Business Day after the Company receives such notice from the Agent. Such Group of Loans shall bear interest on and after the last day of such immediately preceding Interest Period at a rate per annum determined for each day as provided in Section 2.07(d) (except that if the repayment due date is determined pursuant to the foregoing clause (ii), the 2% per annum additional interest applicable to overdue amounts shall not apply prior to such due date).

                  SECTION 2.11. Termination or Reduction of Commitments. (a) The Company may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

                  (b) The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  SECTION 2.12. Optional Prepayments. (a) Any Borrower may:

                  (i) upon at least one Domestic Business Day's notice to the Agent, prepay its Group of Base Rate Loans (or any Money Market Loans bearing interest at the Base Rate pursuant to Section 8.01(a)), in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000;

                  (ii) upon at least three Euro-Dollar Business Days' notice to the Agent, subject to Section 2.14, prepay any Group of CD Loans or Group of Euro-Dollar Loans, in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000; or

                  (iii) upon at least three Euro-Currency Business Days' notice to the Agent, subject to Section 2.14, prepay any Group of Alternative Currency Loans, in whole at any time, or from time to time in part;

         provided that the aggregate Dollar Amount of any partial prepayment is at least $5,000,000;

in each case, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

                  (b) Except as provided in Section 8.02, no Borrower may prepay all or any portion of the principal amount of any Money Market Loan (except a Money Market Loan bearing interest at the Base Rate pursuant to Section 8.01(a)) prior to the maturity thereof.

                  (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  SECTION 2.13. General Provisions as to Payments. (a) Each payment of principal of, and interest on, the Dollar-Denominated Loans and each payment of fees hereunder, shall be made in Dollars not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address in New York City referred to in Section 11.01.

                  (b) Each payment of principal of, and interest on, the Alternative Currency Loans shall be made in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, for the account of the Agent at such time and at such place as shall have been notified by the Agent to the Company and the Banks by not less than four Euro-Currency Business Days' notice.

                  (c) Promptly upon receiving any payment for the account of the Banks, the Agent will distribute to each Bank, in the currency and type of funds received by the Agent, such Bank's ratable share of such payment.

                  (d) Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day for the relevant currency, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day for such currency, unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day for such currency. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (e) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due from any Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at (i) the Federal Funds Rate (if such amount was distributed in Dollars) or (ii) the rate per annum at which one day deposits in the relevant currency are offered to the Agent in the London interbank market for such day (if such amount was distributed in an Alternative Currency).

                  SECTION 2.14. Funding Losses. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.12, Article VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if a Borrower fails to borrow any Fixed Rate Loans (including a failure to borrow in an Alternative Currency due to the occurrence of any event described in Section 3.02(f)) after notice has been given to any Bank in accordance with Section 2.04(a), such Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                  SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.16. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any Note in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's New York office on the Euro-Currency Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that, on the Euro-Currency Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the specified currency, the relevant Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 11.04, such Bank or the Agent, as the case may be, agrees to remit such excess to the relevant Borrower.

                                   ARTICLE III
                                   CONDITIONS

                  SECTION 3.01. Effectiveness. This Amendment shall become effective, and the Agreement shall be amended and restated to read in full as set forth herein, when the Agent shall have received:

                  (a) counterparts of this Amendment signed by each of the parties listed on the signature pages hereof (or, in the case of any party as to which an executed counterpart shall not have been received, by the Agent shall have received, in form satisfactory to it, facsimile, telex or other written confirmation from such party that it has executed a counterpart hereof);

                  (b) a duly executed Note of the Company for the account of each Bank, dated on or before the Effective Date and complying with the provisions of Section 2.05;

                  (c) for the account of each Bank, all unpaid fees accrued under Section 2.08 of the Agreement to but excluding the Effective Date;

                  (d) an opinion of Francis R. Tunney, Jr., Esq., Corporate Vice President and General Counsel of the Company, substantially in the form of Exhibit E hereto, each such opinion to cover such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (e) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

                  (f) all documents the Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes of the Company, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

                  SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) the fact that the Effective Date shall have occurred on or prior to May 25, 1996;

                  (b) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

                  (c) the fact that, immediately after such Borrowing, (i) the aggregate Dollar Amount of all Loans then outstanding to all Borrowers will not exceed the aggregate amount of the Commitments and (ii) the aggregate Dollar Amount of all Loans then outstanding to all Eligible Subsidiaries shall not exceed $100,000,000;

                  (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                  (e) the fact that the representations and warranties of the Borrowers contained in this Agreement shall be true on and as of the date of such Borrowing; and

                  (f) in the case of an Alternative Currency Borrowing, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Agent make it impracticable for such Borrowing to be denominated in the relevant Alternative Currency.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in clauses
(c), (d) and (e) of this Section.

                  SECTION 3.03. First Borrowing by Each Eligible Subsidiary. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

                  (a) receipt by the Agent of an Election to Participate duly executed by such Eligible Subsidiary and the Company;

                  (b) receipt by the Agent for the account of each Bank of a duly executed Note of such Eligible Subsidiary, dated on or before the date of such

         Borrowing and complying with the provisions of Section 2.05; and

                  (c) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of its Election to Participate (if any), this Agreement and its Notes, and any other matters relevant thereto, all in form and substance satisfactory to the Agent.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants that:

                  SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and its Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official under any provision of law or regulation applicable to the Company, and do not contravene, or constitute a default under, any provision of law or regulation applicable to the Company or of the restated certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                  SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company.

                  SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of earnings and cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick LLP, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                  (b) Since December 31, 1995 there has been no material adverse change in the business, financial position, assets, liabilities or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

                  SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any Governmental Authority in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business or consolidated financial position of the Company and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity of this Agreement or its Notes.

                  SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Materially Adverse Effect.

                  SECTION 4.08. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except assessments which are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the reasonable opinion of the Company, adequate.

                  SECTION 4.09. Not an Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.10. Full Disclosure. All Information (as defined below) heretofore furnished by the Company is, and all Information hereafter furnished by the Company will be, true and accurate in all material respects on the date as of which such Information is dated or certified (except for any projections included therein, which projections shall have provided reasonable estimations of future performance for the periods covered thereby subject to the uncertainty and approximation inherent in any projections) and not incomplete by omitting to state anything necessary to make such Information not misleading at such time except to the extent later Information could reasonably have been expected to supersede earlier Information. As used in this Section, the term "Information" means (i) the information set forth in the Company's report on Form 10-K for its fiscal year ended December 31, 1995 and in all subsequent reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and registration statements (excluding exhibits thereto and any registration statements on Form S-8 or its equivalent) which the Company shall have filed with the SEC and (ii) all other information furnished by the Company to the Agent or any Bank for purposes of or in connection with this Agreement, but only if such other information is
(x) financial information, (y) furnished in writing to all the Banks or to the Agent for distribution to all the Banks or (z) furnished at a meeting to which all the Banks were invited.

                  SECTION 4.11. Subsidiaries. Each of the Company's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where failures to obtain such licenses, authorizations, consents and approvals would not, in the aggregate, have a Materially Adverse Effect.

                  SECTION 4.12. Good Title to Properties. The Company and its Subsidiaries have good and marketable title to their respective properties and assets (except properties and assets that, in the aggregate, are not material to the Company and its Subsidiaries taken as a whole), subject to no Liens of any kind, except such as would be permitted under Section 5.10.

                  SECTION 4.13. Trademarks, Patents, etc. Except as disclosed to the Banks in Exhibit J hereto, the Company and its Subsidiaries possess trademarks, trade names, copyrights, patents and licenses, or rights in any thereof, adequate in all material respects for the conduct of their business (taken as a whole) as now conducted, without material conflict with the rights or, to the best knowledge of the Company, any claimed rights of others.


                                    ARTICLE V
                                    COVENANTS

                  The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

                  SECTION 5.01. Information. The Company will deliver to each of the Banks:

                  (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of earnings and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in the case of such earnings and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.07 to 5.10, inclusive, on the date of such financial statements (including, without limitation, the amount of Irish Affiliate Cash) and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and
         (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                  (e) within five days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the SEC;

                  (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

                  (i) promptly upon any officer of the Company obtaining knowledge thereof, notice of any actual or proposed change in the rating of the Company's outstanding senior unsecured long term debt securities by S&P or Moody's; and

                  (j) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

                  SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause its Subsidiaries to pay and discharge, at or before maturity (or the expiration of any applicable grace period, as the case may be), all Material Debt and all other material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves (on a consolidated basis) for the accrual of any of the same.

                  SECTION 5.03. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided that the Company and its Subsidiaries shall not be required to maintain any property or properties which are, in the reasonable opinion of the Company, not material to the business of the Company and its Consolidated Subsidiaries taken as a whole.

                  (b) The Company and its Subsidiaries will maintain (i) physical damage insurance on all their real and personal properties (except properties that, in aggregate, are not material to the Company and its Subsidiaries taken as a whole) on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, and
(ii) public liability insurance (including products/completed operations liability coverage) in an amount not less than that which is usually insured against by companies engaged in the same or a similar business in the same general area. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Required Banks may approve in writing. The Company will deliver to the Banks, upon request of any Bank through the Agent, from time to time full information as to the insurance carried.

                  SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that the foregoing shall not prevent any Subsidiary (except an Eligible Subsidiary that has not paid in full all principal, interest and other amounts payable by it hereunder) from terminating its corporate existence or prevent the Company or any Subsidiary from discontinuing any business or any right, privilege or franchise, if all such terminations and discontinuances, in the aggregate, would not in the reasonable opinion of the Company have a Materially Adverse Effect.

                  SECTION 5.05. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA, environmental, and food and drug, and the rules and regulations under each of the foregoing) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) noncompliance therewith would not, in the aggregate, have a Materially Adverse Effect.

                  SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                  SECTION 5.07. Subsidiary Debt. The Company will not permit its Subsidiaries to incur or suffer to exist any Debt (excluding Debt owed to the Company or a Wholly-Owned Subsidiary) in excess of 35% of Consolidated Net Worth at any time in the aggregate for all Subsidiaries.

                  SECTION 5.08. Debt to Capitalization. The ratio of (i) Consolidated Debt less Irish Affiliate Cash to (ii) Consolidated Debt less Irish Affiliate Cash plus Adjusted Consolidated Net Worth will at no time be greater than 0.45:1.

                  SECTION 5.09. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than $523,833,000; provided that the foregoing amount shall be increased (i) at the end of each of the Company's fiscal years ending after December 31, 1995, by 50% of Consolidated Net Income (if positive) for such fiscal year and (ii) by 100% of the amount by which Consolidated Net Worth is increased from time to time after December 31, 1995 as a result of the issuance or sale of the Company's capital stock.

                  SECTION 5.10. Negative Pledge. Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens existing on December 22, 1993 securing Debt outstanding in an aggregate principal amount not exceeding $20,000,000;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

                  (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

                  (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

                  (g) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided for;

                  (h) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due;

                  (i) Liens arising out of statutory pledges or deposits under applicable law relating to worker's compensation, unemployment insurance, social security or similar obligations;

                  (j) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of similar nature and which do not in any material way adversely affect or interfere with the use thereof in the business of the Company and its Subsidiaries;

                  (k) banker's liens in the nature of rights of set-off arising in the ordinary course of business;

                  (l) Liens not otherwise permitted by the foregoing clauses of this Section, arising in the ordinary course of its business, which (i) do not secure Debt, (ii) do not secure any obligation in an amount individually or in the aggregate exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

                  (m) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Net Worth.

                  SECTION 5.11. Consolidations, Mergers and Sales of Assets. The Company will not consolidate or merge with or into any other Person; provided that the Company may merge with a Person if (A) the Company is the corporation surviving such merger and (B) immediately after giving effect to any such merger, no Default shall have occurred and be continuing and all the representations and warranties of the Company contained in this Agreement shall be true. The Company will not, and will not permit its Subsidiaries to, sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person.

                  SECTION 5.12. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrowers for general corporate purposes, including the backstop of commercial paper. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

                  SECTION 5.13. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any material transaction, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions at least as favorable to the Company, or the affected Subsidiary, as those that would be obtained through an arm's length negotiation with an unaffiliated third party.


                                   ARTICLE VI
                                    DEFAULTS

                  SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) any Borrower shall fail to pay when due any principal of or interest on any Loan, any fees or any other amount payable hereunder, which failure, in the case of interest or fees or amounts other than principal of any Loan, continues for three Domestic Business Days;

                  (b) the Company shall fail to observe or perform any covenant contained in Sections 5.07 to 5.13, inclusive;

                  (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

                  (d) any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                  (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or a Plan under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

                  (j) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

                  (k) the Guarantee by the Company in Article X shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Company, or any Person on behalf of the Company, shall deny or disaffirm its obligations under such Guarantee; or

                  (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 25% or more of the outstanding shares of common stock of the Company; or individuals who, as of the Effective Date, constitute the board of directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Company's board of directors, provided that any person becoming a director after the Effective Date whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of directors of the Company) shall, for the purposes of this Agreement, be considered as though such person were an Incumbent Director;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate Dollar Amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the any Borrower, without any notice to the Company or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                  SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                   ARTICLE VII
                                    THE AGENT

                  SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                  SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

                  SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

                  SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

                  SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                  SECTION 7.09. Agent's Fee. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

                  SECTION 7.10. Co-Agent. The Co-Agent shall have no duties or responsibilities hereunder.

                                  ARTICLE VIII
                             CHANGE IN CIRCUMSTANCES

                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Loans:

                  (a) the Agent is advised by the Reference Banks that deposits in the applicable currency and amounts are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                  (b) in the case of CD Loans or Euro-Currency Loans, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding such Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Currency Loans (in the affected currency), as the case may be, or to convert outstanding Loans into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Currency Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. In the case of an Alternative Currency Loan, such conversion shall be made at the Agent's spot buying rate for Dollars against the relevant Alternative Currency as of approximately 11:00 A.M. (London time) on the date of such conversion. Unless the Company notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that the relevant Borrower elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing in the same Dollar Amount as the requested Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

                  SECTION 8.02. Illegality. If, on or after May 10, 1996, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Currency Lending Office) to make, maintain or fund its Euro-Currency Loans to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Currency Loans to such Borrower, or to convert outstanding Loans to such Borrower into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given with respect to Euro-Dollar Loans, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Euro-Dollar Loan to such day. If such notice is given with respect to Alternative Currency Loans, the relevant Borrower shall prepay such Alternative Currency Loans either (a) on the last day of the then current Interest Period applicable to such Alternative Currency Loan if such Bank may lawfully continue to maintain and fund such Alternative Currency Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Alternative Currency Loan to such day.

                  SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) May 10, 1996, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Currency Loan any such requirement included in an applicable Euro-Currency Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, any of its Notes or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under any of its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay, or cause the relevant Borrower to pay, to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) If any Bank shall have determined that, after May 10, 1996, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction, provided that no such demand by any Bank shall include any period commencing earlier than 90 days prior to the date of demand.

                  (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after May 10, 1996, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  (d) If at any time any Subsidiary that is incorporated in, or conducts business in, a jurisdiction outside the United States becomes an Eligible Subsidiary, all applicable laws, rules and regulations then in effect in such jurisdiction shall be deemed for purposes of Section 8.03(a) to have been adopted at such time and all applicable requests and directives theretofore made by any governmental authority, central bank or comparable agency in such jurisdiction shall be deemed for purposes of Section 8.03(a) to have been made at such time; provided that no Bank shall be obligated under Section 8.03(c) to give notice of any such law, rule, regulation, request or directive, or to designate a different Applicable Lending Office by reason thereof, until an officer of such Bank responsible for administering this Agreement shall have become aware of such law, rule, regulation, request or directive and the relevant consequences thereof.

                  SECTION 8.04. Taxes. (a) Any and all payments by any Borrower or the Guarantor to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof. In the case of each Bank or the Agent, all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities are hereinafter referred to as its "Taxes", and all such excluded taxes are hereinafter referred to as its "Domestic Taxes". If any Borrower or the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Guarantor, as the case may be, shall make such deductions, (iii) the Borrower or the Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower or the Guarantor shall furnish to the Agent, at its address in New York City referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof, and, if such receipt relates to Taxes in respect of a sum payable to any Bank, the Agent shall promptly deliver such original or certified copy to such Bank.

                  (b) In addition, each Borrower and the Guarantor agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower and the Guarantor agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses to the extent not attributable to the gross negligence or willful misconduct of such Bank or the Agent, as the case may be) arising therefrom or with respect thereto. In addition, each Borrower and the Guarantor agrees to indemnify each Bank and the Agent for all Domestic Taxes of such Bank or the Agent (calculated based on a hypothetical basis at the maximum marginal rate for a corporation) and any liability (including penalties, interest and expenses to the extent not attributable to the gross negligence or willful misconduct of such Bank or the Agent, as the case may be) arising therefrom or with respect thereto, in each case to the extent that such Domestic Taxes result from any payment or indemnification pursuant to this Section for (i) Taxes or Other Taxes imposed by any jurisdiction other than the United States or (ii) Domestic Taxes of such Bank or the Agent, as the case may be. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

                  (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Amendment in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, any United States interest withholding tax at such rate imposed on payments by the Company under this Agreement or under any Note (other than pursuant to Article X) shall be excluded from "Taxes" as defined in Section 8.04(a).

                  (e) For any period with respect to which a Bank has failed to provide the Company with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) or
Section 8.04(c) with respect to Taxes imposed by the United States; provided that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                  (f) If any Borrower or the Guarantor is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

                  (g) Each Bank and the Agent shall, at the request of the Company or the Guarantor, use reasonable efforts (consistent with applicable legal and regulatory restrictions) to file any certificate or document requested by the Company if the making of such a filing would eliminate or reduce the amount of any additional amounts payable to or for the account of such Bank or the Agent (as the case may be) pursuant to this Section in respect of any Taxes or Other Taxes imposed by any jurisdiction other than the United States which may thereafter accrue and would not, in the sole judgement of such Bank or the Agent, require such Bank or the Agent to disclose any confidential or proprietary information or be otherwise disadvantageous to such Bank or the Agent.

                  (h) If any Borrower or the Guarantor makes any payment pursuant to Section 8.04(a) or (c) with respect to a Bank, such Bank shall, upon the reasonable request and at the reasonable expense of such Borrower or the Guarantor, use reasonable efforts to apply for a refund of tax (if such tax is not lawfully imposed) or a credit against its tax liabilities on account of such payment; provided that (A) such Bank shall have no obligation under this Section 8.04(h) if it determines, in its sole discretion, that claiming a refund or a credit would have adverse tax consequences to it and (B) such Bank shall not be under any obligation to claim a credit or refund in respect of such payment in priority to any other claims, reliefs, credits or deductions available to it. If such Bank receives such a refund or actually reduces its tax liabilities by utilizing such a credit, such Bank shall, to the extent that it can do so without prejudice to the retention of the amount of such refund or credit, pay to the relevant Borrower or the Guarantor an amount equal to the amount so received or utilized (less any out-of-pocket expenses or taxes imposed on the receipt of such refund or credit); provided that such Bank shall be required to pay to such Borrower or the Guarantor (i) only such amounts as such Bank determines, in its sole discretion and by using any reasonable method which the Bank deems appropriate, are attributable to such payment by such Borrower or the Guarantor, and (ii) only if no Event of Default exists at the time such Bank receives the relevant refund or credit. If a Bank is in an excess foreign tax credit position, such Bank shall be deemed not to have utilized a foreign tax credit with respect to any such payment by the Borrower or the Guarantor. Each Borrower and the Guarantor agrees to return, upon the request of a Bank, any payment made by such Bank under this Section 8.04(h) (plus penalties, interest and other charges imposed by a taxing authority) to such Bank if a taxing authority or such Bank determines that (x) such Bank is required to repay such refund or (y) such Bank is unable to utilize such credit. Any calculation or determination made under this Section 8.04(h) by any Bank shall be conclusive and final.

                  (i) Nothing contained in Section 8.04 shall (i) entitle any Borrower or the Guarantor to any information determined by any Bank, in its sole discretion, to be confidential or proprietary information of such Bank, to any tax or financial information of any Bank or to inspect or review any books and records of any Bank, (ii) require any Bank to disclose or detail the basis of any calculation of the amount of any tax benefit or any other amount or the basis of any determination made under Section 8.04(h) to any Borrower or any other party, (iii) be construed to require any Bank to institute any administrative proceeding (other than the filing of a claim for any refund or credit) or judicial proceeding to obtain any such refund or credit, or (iv) interfere with the rights of any Bank to conduct its fiscal or tax affairs (including, without limitation, its determination as to whether to claim a deduction or credit in respect of foreign taxes) in such manner as it deems fit.

                  SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make, or convert outstanding Loans to, Euro-Dollar Loans to any Borrower has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or
8.04 with respect to its CD Loans or Euro-Currency Loans and the Company shall, by at least five Euro-Currency Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                  (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be made as (or continued as converted into) Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                  (b) after each of its CD Loans or Euro-Currency Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

                  SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Company shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks ("Substitute Banks") (which may be one or more of the Banks) to purchase the Committed Loans and assume the Commitment of such Bank (the "Exiting Bank"). The Exiting Bank shall, upon reasonable notice and payment to it of the purchase price agreed between it and the Substitute Bank or Banks (or, failing such agreement, a purchase price equal to the outstanding principal amount of its Committed Loans and interest accrued thereon to but excluding the date of payment), assign all of its rights and obligations under this Agreement and the Notes (including its Commitment but excluding its Money Market Loans, if any, unless it otherwise agrees) to the Substitute Bank or Banks, and the Substitute Bank or Banks shall assume such rights and obligations, in accordance with Section 11.06(c). In connection with any such sale, the Company shall compensate the Exiting Bank for any funding losses as provided in Section 2.14 and pay to the Exiting Bank its facility fees accrued to but excluding the date of such sale.


                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES
                            OF ELIGIBLE SUBSIDIARIES

                  Each Eligible Subsidiary shall be deemed, by executing and delivering its Election to Participate, to have represented and warranted as of the date thereof that:

                  SECTION 9.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned Subsidiary of the Company.

                  SECTION 9.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its charter or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                  SECTION 9.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary.

                  SECTION 9.04. Taxes. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant to this Agreement or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or its Notes.

                                    ARTICLE X
                                    GUARANTY

                  SECTION 10.01. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner and currency specified in this Agreement.

                  SECTION 10.02. Guaranty Unconditional. The obligations of the Company under this Article X shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any of its Notes, by operation of law or otherwise;

                 (ii) any modification or amendment of or supplement to this Agreement or any Note of such Eligible Subsidiary (except that the Company's guarantee under this Article X shall apply to the obligations of such Eligible Subsidiary as modified, amended or supplemented thereby);

                (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any of its Notes;

                 (iv) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any of its Notes;

                  (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                 (vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any of its Notes, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any of its Notes or any other amount payable by it under this Agreement; or

                (vii) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

                  SECTION 10.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes of the Eligible Subsidiaries and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note of any Eligible Subsidiary or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

                  SECTION 10.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

                  SECTION 10.05. Subrogation. Upon making any payment with respect to the obligations of any Eligible Subsidiary hereunder, the Company shall be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation against such Eligible Subsidiary so long as (i) any Bank has any Commitment hereunder (unless such Eligible Subsidiary is no longer an Eligible Subsidiary for purposes hereof) or (ii) any amount payable by such Eligible Subsidiary hereunder remains unpaid.

                  SECTION 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:

                           (w) in the case of the Company, at its address or facsimile number set forth on the signature pages hereof;

                           (x) in the case of the Agent, at its address or telex or facsimile number in New York City set forth on the signature pages hereof, unless such communication is expressly required to be given to the Agent in London, in which case at its address or telex or facsimile number in London set forth on the signature pages hereof;

                           (y) in the case of an Eligible Subsidiary, at its address set forth in its Election to Participate; or

                           (z) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

                  SECTION 11.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 11.03. Expenses; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel (including, without limitation, the allocated costs of in-house counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                  (b) The Company agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, the reasonable allocated costs of in-house counsel), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  SECTION 11.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note of the same Borrower held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes of the same Borrower held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes of the same Borrower held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the relevant Borrower other than its indebtedness under the Notes. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any of its Notes, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

                  SECTION 11.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all the Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment, (iv) release the Guarantor from any of its obligations under Article X, (v) waive any of the conditions to effectiveness set forth in Section 3.01 or (vi) change the percentage of the Commitments or of the aggregate Dollar Amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; and provided further that no such amendment, waiver or modification shall, unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation,
(x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) accelerate the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this proviso.

                  SECTION 11.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

                  (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 11.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection
(c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                  (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor

Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

                  (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank or to any affiliate of such transferor Bank. No such assignment shall release the transferor Bank from its obligations hereunder and the Borrowers and the Agent shall continue to deal solely and directly with such transferor Bank in connection with such transferor Bank's rights and obligations under this Agreement.

                  (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or
8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  SECTION 11.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 11.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  SECTION 11.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                  SECTION 11.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                    ALLERGAN, INC.



                                    By  /s/ Albert J. Moyer
                                       ----------------------------------------
                                       Title: Corporate Vice President
                                              Chief Financial Officer


                                    By  /s/ Jeffrey L. Edwards
                                       ----------------------------------------
                                       Title: Vice President, Treasurer

                                    2525 Dupont Drive
                                    Irvine, California 92713
                                    Attn: Jeffrey L. Edwards
                                    Telex No.:
                                    Facsimile No.: 714-246-4162


                                    MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK



                                    By  /s/ Diana H. Imhof
                                       ----------------------------------------
                                       Title: Vice President


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION



                                    By  /s/ Yvonne C. Dennis
                                       ----------------------------------------
                                       Title: Vice President


                                    CITICORP USA, INC.



                                    By  /s/ Marjorie Futornick
                                       ----------------------------------------
                                       Title: Vice President

                                    ABN AMRO BANK N.V.
                                    LOS ANGELES INTERNATIONAL
                                    BRANCH


                                    By  /s/ Matthew S. Thomson
                                       ----------------------------------------
                                        Title: Group Vice President/
                                               Director

                                    By  /s/ Paul K. Stimpfl
                                       ----------------------------------------
                                        Title: Vice President


                                    UNION BANK OF SWITZERLAND, NEW
                                    YORK BRANCH


                                    By  /s/ Bruce T. Richards
                                       ----------------------------------------
                                       Title: Managing Director


                                    By  /s/ Donna Derwin
                                       ----------------------------------------
                                       Title: Assistant Vice President


                                    WACHOVIA BANK OF GEORGIA, N.A.



                                    By /s/ David K. Alexander
                                       ----------------------------------------
                                       Title: Senior Vice President


                                    BANK OF AMERICA
                                    NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION, as Co-Agent


                                    By /s/ Yvonne C. Dennis
                                       ----------------------------------------
                                       Title: Vice President
                                    555 S. Flower Street
                                    11th Floor, #5618
                                    Los Angeles, CA 90071
                                    Attention: Yvonne C. Dennis
                                    Telex No.:
                                    Facsimile No.: 213-623-1959

                                    MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK, as Agent



                                    By  /s/ Diana H. Imhof
                                       ----------------------------------------
                                        Title: Vice President
                                    In New York:
                                    60 Wall Street
                                    New York, New York  10260-0060
                                    Attention: Diana H. Imhof
                                    Telex No.:  177615
                                    Facsimile No.: 212-648-5014

                                    In London:
                                    60 Victoria Embankment
                                    London EC4Y OJP
                                    Attention: Raymond Mayers
                                    Telephone No.: 011-44-171-325-1486
                                    Facsimile No.: 011-44-171-325-8114

                               COMMITMENT SCHEDULE

Bank                                                        Commitments
- ----                                                        -----------
Morgan Guaranty Trust Company of New York                   $ 53,000,000

Bank of America National Trust and Savings                  $ 52,000,000
Association

Citicorp USA, Inc.                                          $ 52,000,000

ABN AMRO Bank N.V., Los Angeles                             $ 31,000,000
International Branch

Union Bank of Switzerland                                   $ 31,000,000

Wachovia Bank of Georgia, N.A.                              $ 31,000,000
                                                            ============

                                                    Total   $250,000,000

                                                                      EXHIBIT A


                                      NOTE


                                                             New York, New York
                                                                         , 19



                  For value received, [name of relevant Borrower], a [Borrower's jurisdiction of incorporation] corporation (the "Borrower"), promises to pay to the order of _______________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates and in the currency provided for in the Credit Agreement. All such payments of principal and interest shall be made (i) if in Dollars, in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York or (ii) if in an Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency at the place specified for payment thereof pursuant to the Credit Agreement.

                  All Loans made by the Bank, the respective types and maturities thereof, all repayments of the principal thereof and, in the case of Euro-Currency Loans in an Alternative Currency, the currency thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This note is one of the Notes referred to in the Credit Agreement dated as of December 22, 1993 and amended and restated as of May 10, 1996 among Allergan, Inc., the Eligible Subsidiaries referred to therein, the banks party thereto, Morgan Guaranty Trust Company of New York, as Agent and Bank of America National Trust and Savings Association, as Co-Agent (as the same may be further amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                  [The payment in full of the principal and interest on this Note has, pursuant to the provisions of the Credit Agreement, been unconditionally guaranteed by Allergan, Inc.]**


                                       [Name of Borrower]


                                       By
                                         --------------------------------------
                                          Title:

- --------
**  Include in Notes of Eligible Subsidiaries only.

                         LOANS AND PAYMENTS OF PRINCIPAL

- ----------------------------------------------------------------------------------------------------------
                 Type or              Amount of
                 Currency             Principal             Amount             Maturity           Notation
Date             of Loan              Repaid                of Loan            Date               Made by
- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT B


                       Form of Money Market Quote Request


                                                          [Date]


To:               Morgan Guaranty Trust Company of New York
                    (the "Agent")

From:             [Name of Borrower]

Re: Credit Agreement (the "Credit Agreement") dated as of December 22, 1993 and amended and restated as of May 10, 1996 among the Allergan, Inc., the Eligible Subsidiaries referred to therein, the Banks party thereto, the Agent and the Co-Agent

                  We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                  ------------------------------
Principal Amount*                                             Interest Period**

$


                  Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate].

                  Terms used herein have the meanings assigned to them in the Credit Agreement.

                                       [Name of Borrower]


                                       By
                                         --------------------------------------
                                         Title:

- --------

*        Amount must be $5,000,000 or a larger multiple of $1,000,000.

** Not less than one month (LIBOR Auction) or not less than 15 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                      EXHIBIT C


                   Form of Invitation for Money Market Quotes


To:               [Name of Bank]

Re:               Invitation for Money Market Quotes to [Name of Borrower] (the
                  "Borrower")


                  Pursuant to Section 2.03 of the Credit Agreement dated as of December 22, 1993 and amended and restated as of May 10, 1996 among Allergan, Inc., the Eligible Subsidiaries referred to therein, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                  ------------------------------
Principal Amount                                               Interest Period

$


                  Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate for Money Market LIBOR Loan is the London Interbank Offered Rate].

                  Please respond to this invitation by no later than [2:00 P.M.] [9:15 A.M.] (New York City time) on [date].


                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK



                                       By
                                         --------------------------------------
                                         Authorized Officer

                                                                      EXHIBIT D



                           Form of Money Market Quote


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent
23 Wall Street
New York, New York  10015

Attention:

Re:      Money Market Quote to
         [Name of Borrower] (the "Borrower")


                  In response to your invitation on behalf of the Borrower dated _________________, 19__, we hereby make the following Money Market Quote on the following terms:

1.       Quoting Bank:_________________________________________________________

2.       Person to contact at Quoting Bank:
         ______________________________________________________________________

3.       Date of Borrowing:__________________________________________________  *


- --------
         *        As specified in the related Invitation.

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest
         Periods and at the following rates:

Principal           Interest          Money Market
 Amount**           Period***         [Margin****]         [Absolute Rate*****]
- ---------           ---------         ------------         --------------------
$

$

         [Provided that the aggregate principal amount of Money
         Market Loans for which the above offers may be accepted
         shall not exceed $            .]**

                  We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of December 22, 1993 and amended and restated as of May 10, 1996 among Allergan, Inc., the Eligible Subsidiaries referred to therein, the Banks and Co-

- --------
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

*** Not less than one month or not less than 15 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

*****    Specify rate of interest per annum (to the nearest 1/10,000 of 1%).

         Agent party thereto and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                       Very truly yours,

                                       [NAME OF BANK]


Dated:                                 By:
      ------------------------------      -------------------------------------
                                          Authorized Officer

                                                                      EXHIBIT E


                   Opinion of General Counsel for the Company


                                                     May 10, 1996


To the Banks and the
Agent referred to below
c/o Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York  10260

                  Re:  Allergan, Inc.

Gentlemen:

                  This opinion is being furnished to you pursuant to Section 3.01(d) of the Credit Agreement dated as of December 22, 1993 and amended and restated as of May 10, 1996 among Allergan, Inc., a Delaware corporation (the "Company"), the Eligible Subsidiaries and Co-Agent referred to therein and you (the "Credit Agreement"). Capitalized terms used but not defined herein have the corresponding meanings set forth in the Credit Agreement.

                  I am the General Counsel of the Company and, in such capacity, I am generally familiar with the corporate and legal matters concerning the Company and its Subsidiaries.

                  I have made such inquiries and examined, among other things, originals, or copies certified or otherwise identified to my satisfaction as being true copies, of such records, agreements, certificates, instruments and other documents as I have considered necessary or appropriate for purposes of this opinion.

                  Based on the foregoing and in reliance thereon, I am of the opinion that:

                  1. The Company has been duly incorporated and is a validly existing corporation and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Notes and to conduct its business as presently conducted.

To the Banks and the
Agent referred to below                2                           May 10, 1996


                  2. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the character of its business or the location of its properties makes such qualification necessary, except where the failure to be so qualified would not have a Materially Adverse Effect.

                  3. To the best of my knowledge, the Company and each Subsidiary have all governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as presently conducted, except where the failure to have any of the foregoing would not in the aggregate have a Materially Adverse Effect.

                  4. Neither the Company nor any Subsidiary is in violation of
(a) its charter or bylaws or (b) to the best of my knowledge, any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to them or their respective properties or assets, except (in the case of clause (b)) where any such violation would, singly or in the aggregate with other such violations, not have a Materially Adverse Effect.

                  5. There are no pending or, to the best of my knowledge, threatened actions or proceedings against the Company or any of its Subsidiaries before any Governmental Authority which purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or the Notes, or which are likely to have a Materially Adverse Effect.

                  6. The execution and delivery by the Company of the Credit Agreement and its Notes and the performance of its obligations thereunder have been duly authorized by all necessary action of the Company.

                  7.  The Credit Agreement and the Notes of the
Company have each been duly executed and delivered by the Company.

                  8. The Credit Agreement constitutes a valid and binding agreement of the Company and each of its Notes constitute a legal, valid and binding obligation of the Company, in each case enforceable in accordance with its terms.

To the Banks and the
Agent referred to below                 3                          May 10, 1996


                  9. The execution, delivery and performance by the Company of the Credit Agreement and its Notes do not and will not (A) violate the restated certificate of incorporation or bylaws of the Company as in effect on the date hereof, (B) to the best of my knowledge, violate any material law or regulation applicable to the Company or any order, judgment or decree of any Governmental Authority known to me to be binding on the Company, (C) to the best of my knowledge, conflict with, result in a material breach of or constitute a material default under any material indenture, mortgage, deed of trust, agreement or other instrument to which the Company or any Subsidiary is a party or by which any of their respective properties are bound or result in or require the creation or imposition of any Lien upon any of their respective assets, or
(D) require any authorization, consent, waiver or approval of any Governmental Authority.

                  10. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  The foregoing opinions are subject to the following exceptions, qualifications and limitations:

                  A. I render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the Federal laws of the United States of America, (ii) the laws of the State of California and (iii) the Delaware General Corporation Law. I am not admitted to practice law in the State of Delaware; however, I am generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as I consider necessary to render the opinions contained in paragraphs 1, 4, 6, 7 and 9. This opinion is limited to the effect of the present state of the foregoing laws and to the facts as they presently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. I call your attention to the fact that the Credit Agreement provides that it and the Notes shall be construed in accordance with and governed by the laws of the State of New York as to which I express no opinion herein. However, in my opinion (i) a Federal or state court sitting in California would enforce or otherwise give legal effect to the choice of New York law set forth in Section 11.08 of the Credit Agreement and (ii) even if such a court applied California law to

To the Banks and the
Agent referred to below                 4                          May 10, 1996


determine the rights of the parties under the Credit Agreement, I would give the opinion set forth in paragraph 8 above.

                  B. My opinions set forth in paragraph 8 and (with respect to performance by the Company) clauses (B) and (D) of paragraph 9 are subject to
(i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  C. Without limitation, I express no opinion (i) as to the ability to obtain specific performance, injunctive relief or other equitable relief (whether sought in a proceeding at law or in equity) as a remedy for noncompliance with Credit Agreement or the Notes, and (ii) regarding the rights or remedies available to any party insofar as such party may take discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Credit Agreement or the Notes.

                  D. I express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Credit Agreement or the Notes to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

                  E. I express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any waiver under the Credit Agreement or the Notes or any consents thereunder relating to the rights of the Company or duties owing to it existing as a matter of law, except to the extent the Company may so waive or consent under applicable law, (ii) provisions in the Credit Agreement or the Notes imposing an increase in interest rate upon delinquency in payment or (iii) any rights of setoff.

To the Banks and the
Agent referred to below                 5                          May 10, 1996



                  F. I express no opinion as to any provision of the Credit Agreement or the Notes requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

                  G. I express no opinion as to the applicability or effect of any Bank's compliance with any state or Federal laws applicable to the transactions contemplated by the Credit Agreement.

                  This opinion is rendered to you in connection with the Credit Agreement and may not be relied upon by any person other than you (or permitted assignees under the Credit Agreement) or by you (or any such permitted assignee) in any other context, provided that you may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examinations, (ii) to your independent auditors and attorneys, (iii) pursuant to order or legal process of any court or governmental agency, or (iv) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Credit Agreement. This opinion may not be quoted without my prior written consent. I consent to the delivery of this opinion to the Agent's special counsel, Davis Polk & Wardwell, and to their reliance on this opinion in connection with closing under the Credit Agreement.

                                       Very truly yours,


                                       Francis R. Tunney, Jr., Esq.
                                       General Counsel
                                       Allergan, Inc.

                                                                      EXHIBIT F


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  TO THE AGENT



                                                    May 10, 1996



To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
      of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

                  We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of December 22, 1993 as amended and restated as of May 10, 1996 among Allergan, Inc., a Delaware corporation (the "Company"), the Eligible Subsidiaries referred to therein, the banks party thereto (the "Banks"), Morgan Guaranty Trust Company of New York, as Agent (the "Agent") and Bank of America National Trust and Savings Association, as Co-Agent (the "Co-Agent"), and have acted as special counsel to the Agent for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                  Upon the basis of the foregoing, we are of the opinion that:

                  1. The execution, delivery and performance by the Company of the Credit Agreement and its Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

                  2. The Credit Agreement constitutes a valid and binding agreement of the Company and each Note of the Company constitutes a valid and binding obligation of the Company.

                  We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

                  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                       Very truly yours,

                                                                      EXHIBIT G


                             ELECTION TO PARTICIPATE


                                                                ___________, 19


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent for
  the Banks party to the Credit
  Agreement dated as of December
  22, 1993 and amended and restated
  as of May 10, 1996 among
  Allergan, Inc., the Eligible
  Subsidiaries referred to therein,
  such Banks and such Agent (the
  "Credit Agreement")

Dear Sirs:

                  Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.

                  The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article IX of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11.08 thereof, as if the undersigned were a signatory party thereto.

                  [Tax disclosure pursuant to Section 8.04.]

                  The address to which all notices to the undersigned under the Credit Agreement should be directed is:

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                                       Very truly yours,

                                       [NAME OF ELIGIBLE SUBSIDIARY]



                                       By____________________________
                                           Title:


                  The undersigned confirms that [name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.


                                       ALLERGAN, INC.



                                       By____________________________
                                         Name:
                                         Title:


                  Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.


                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent



                                       By____________________________
                                         Name:
                                         Title:

                                                                      EXHIBIT H


                              ELECTION TO TERMINATE


                                                                ___________, 19


MORGAN GUARANTY TRUST COMPANY
   OF NEW YORK, as Agent for
   the Banks party to the Credit
   Agreement dated as of
   December 22, 1993 and amended
   and restated as of May 10,
   1996 among Allergan, Inc.,
   the Eligible Subsidiaries
   referred to therein, such Banks
   an such Agent (the "Credit
   Agreement")

Dear Sirs:

                  Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.

                  The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned represents and warrants that all principal and interest on all Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any of its Notes heretofore incurred.

                  This instrument shall be construed in accordance with and governed by the laws of the State of New York.


                                       Very truly yours,

                                       [NAME OF ELIGIBLE SUBSIDIARY]



                                       By_______________________
                                         Title:

                  The undersigned confirms that the status of [name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.


                                       ALLERGAN, INC.


                                       By_________________________
                                         Name:
                                         Title:



                  Receipt of the above Election to Terminate is acknowledged on and as of the date set forth above.


                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent


                                       By__________________________
                                         Name:
                                         Title:

                                                                      EXHIBIT I


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                  AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), ALLERGAN, INC., a Delaware corporation (the "Company"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                               W I T N E S S E T H


                  WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of December 22, 1993 and amended and restated as of May 10, 1996 among the Company, the Eligible Subsidiaries party thereto, the Assignor and the other Banks party thereto, as Banks, the Co-Agent party thereto and the Agent (the "Credit Agreement");

                  WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers in an aggregate Dollar Amount at any time outstanding not to exceed $__________;

                  WHEREAS, Committed Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate Dollar Amount of $__________ are outstanding at the date hereof; and

                  WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

                  SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

                  SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof, in Dollars (in Federal funds) and the relevant Alternative Currencies, the amounts heretofore agreed between them.(1) It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                  SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the

- --------
(1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Company and the Agent pursuant to Section 11.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 11.06(c) the Company agrees to execute and deliver a Note, and cause the Eligible Subsidiaries to execute and deliver Notes, payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

                  SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or its Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

                  SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                       [ASSIGNOR]


                                       By_________________________
                                         Title:



                                       [ASSIGNEE]


                                       By__________________________
                                         Title:



                                       [ALLERGAN,INC.


                                       By__________________________
                                         Title:


                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent


                                       By__________________________
                                         Title:]

                                                                      EXHIBIT J


                              INTELLECTUAL PROPERTY


As used in this Exhibit J, references to the Company shall mean Allergan, Inc.

LEGAL PROCEEDINGS

         1. In November 1992 the Company's subsidiary Allergan Medical Optics ("AMO") filed suit against Staar Surgical for infringement of a patent covering certain devices for the insertion of intraocular lenses into the eye. In December 1992, AMO filed a similar suit against Chiron Ophthalmics, Inc. The two cases were subsequently consolidated and trial has been divided into two phases. The court has denied AMO's request for a preliminary injunction against Chiron and Staar pending the outcome of the Phase I trial. Phase I trial was held and judgment was entered for AMO. Chiron subsequently entered into a complete settlement with AMO. Staar appealed and the trial of phase II against Staar is set for June, 1996.


                  2. Chiron (phaco cassettes) (Alleged Patent Infringement)

                  On February 1, 1996, the Company received a cease and desist letter from Chiron alleging infringement of U.S. Patent Nos. Re 33,250 and 4,493,695. After preliminary review, the Company has concluded there is no merit to this claim and has so notified Chiron. Chiron is evaluating our reply.

                  3. Intaglia (M.D. Formulations VIT-A-PLUS) (Alleged Patent Infringement).

                  On March 27, 1996 the Company received a claim letter from counsel for Intaglia alleging that Herald's VIT-A-PLUS infringes a soon to be issued patent held by claimant. Claimant alleges that they have received a notice of allowance for a patent which allegedly covers the product. The Company has requested further information regarding the patent claim and prosecution history of the patent in issue in order to evaluate the claim.